Exhibit 3.33(b)

LIMITED LIABILITY COMPANY AGREEMENT

OF

PANAMSAT INTERNATIONAL HOLDINGS, LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made and entered into as of July     , 2002, by PanAmSat Corporation, a Delaware corporation (the “Member”), pursuant to the provisions of the Delaware Limited Liability Company Act, as the same may be amended from time to time (the “Act”), to set forth in their entirety the terms and conditions with respect to the operation of PanAmSat International Holdings, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Member was the sole stockholder of PanAmSat International Holdings, Inc. a Delaware corporation formed under the Delaware General Corporation Law on November 2, 1987 (“PanAmSat International Holdings, Inc.”);

WHEREAS, the Member, as the sole stockholder of PanAmSat International Holdings, Inc., and the board of directors of PanAmSat International Holdings, Inc. have previously approved the conversion of PanAmSat International Holdings, Inc. into a limited liability company formed under the Act;

WHEREAS, on the date hereof, a Certificate of Conversion to Limited Liability Company (the “Certificate of Conversion”) and a Certificate of Formation (the “Certificate of Formation”) were filed with the Delaware Secretary of State by an authorized person of PanAmSat International Holdings, Inc.;

WHEREAS, the Member, by entering into this Agreement, desires to provide for the structure, ownership, management and operation of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for the agreements set forth herein, the Member, intending to be legally bound, hereby agrees that the Company shall be structured, owned, managed and operated as follows:

ARTICLE I

ORGANIZATIONAL MATTERS

Section 1.1. Conversion to the Company; Effect of Conversion; Name. (a) Upon the filing of the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware, PanAmSat International Holdings, Inc. shall be converted to the Company and the Company shall thereafter be subject to all of the provisions of the Act, including without limitation the rights and liabilities of the Member, except as otherwise expressly provided in this Agreement.

(b) As of the date hereof, the Company shall (i) succeed, without other transfer, to all of the rights, privileges, powers and property of PanAmSat International Holdings, Inc. in the manner more fully set forth in Section 18-214(f) of the Act and (ii) succeed, without other transfer, to all of the debts, liabilities and duties of PanAmSat International Holdings, Inc. in the manner more fully set forth in Section 18-214(f) of the Act and such debts, liabilities and duties may be enforced against the Company to the same extent as if they had been incurred or contracted by the Company.

(c) The name of the Company is PanAmSat International Holdings, LLC. However, upon compliance with applicable laws, the business of the Company may be conducted under any other name designated in writing by the Manager (as defined in Section 4.1 herein), provided such name contains the words “Limited Liability Company,” the abbreviation “L.L.C.” or the designation “LLC.”

Section 1.2. Purpose and Powers. (a) The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Act.

(b) The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

(c) Nothing in this Agreement shall be deemed to restrict in any way the freedom of any Member to conduct any other businesses or activities whatsoever without any accountability to the Company or any other Member.

Section 1.3. Principal Place of Business. (a) The principal office of the Company, and such additional offices as all of the Members acting unanimously may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Members may designate from time to time.

(b) The registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is the Corporation Trust Company.

Section 1.4. Term. In accordance with Section 18-214(d) of the Act, the existence of the Company shall be deemed to have commenced on November 2, 1987, the date PanAmSat International Holdings, Inc. commenced its existence. The term of the Company shall continue until the Company ceases to exist in accordance with the provisions of this Agreement.

ARTICLE II

MEMBERS; OWNERSHIP; DISPOSITION OF INTERESTS

Section 2.1. Members. (a) Upon the filing of the Certificate of Conversion and Certificate of Formation, each share of common stock, par value $1.00 per share, of PanAmSat International Holdings, Inc. issued and outstanding prior thereto shall, by virtue of the conversion and without any action by PanAmSat International Holdings, Inc. or the Company, the holder of such shares or any other person or entity, be converted into one unit of undivided membership interest in the Company (“Unit”).

(b) There shall be a single class of membership interests expressed in terms of Percentage Interests (as defined in Section 3.1). The initial Percentage Interests of the Member shall be 100%.

(c) “Member” means the Member and all other persons or entities admitted as additional or substituted Members pursuant to this Agreement.

Section 2.2. Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, and wherever located, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property.

Section 2.3. Disposition of Interests. A Member may assign in whole or in part such Member’s Percentage Interest only with the consent of the Managers and a majority of the Members and such assignee shall become a Member only with the consent of the Managers and a majority of the Members.

Section 2.4. Additional Members. One or more additional Members may be admitted to the Company without the assignment by an existing Member of all or any part of its Percentage Interest by the issuance of additional Percentage Interests with the consent of the Managers and a majority of the Members, and upon such terms as are set for such new Percentage Interests by the Managers. Upon the issuance of additional Percentage Interests in accordance with this Section 2.4, the Percentage Interests of the Members admitted prior to such issuance shall be adjusted by the Managers to reflect the issuance of additional Percentage Interests as set forth above such that the sum of the Percentage Interests of all Members equals 100%.

Section 2.5. Liability to Third Parties. No Member shall have any personal liability for any obligation of the Company, whether such obligations arise in contract, tort or otherwise.

Section 2.6. Withdrawal. A Member may not resign or withdraw from the Company prior to the dissolution and winding up of the Company except with the consent of the Managers. Under no circumstances shall a Member be entitled to receive the fair value of such Member’s Percentage Interest in the Company (or any portion thereof) prior to the dissolution and winding up of the Company without the consent of the Managers and a majority of the Members. A Member may be required to withdraw upon the demand of the Managers and a majority of the Members. Upon such a required withdrawal, the withdrawing Member shall receive the fair value of such Member’s Percentage Interest within 60 days of such withdrawal.

ARTICLE III

CAPITALIZATION, ALLOCATIONS AND DISTRIBUTIONS

Section 3.1. Percentage Interests and Voting Power. (a) For all purposes of this Agreement, the term “Percentage Interest,” as applied to a particular Member or Members shall mean such Member’s or Members’ personal property ownership right in the Company, expressed as a percentage, which shall entitle such Member or Members to share in the profits and losses of the Company and to share in distributions made by the Company in accordance with Section 3.3 hereof.

(b) Voting power under this Agreement shall be exercised based on the Percentage Interest of each Member.

Section 3.2. Capital Contributions. (a) No Member shall be required to make any capital contribution to the Company except as may be required by the Managers and a majority of the Members upon the admission of a new Member.

Section 3.3. Allocations and Distributions. All income, gain, loss, deduction and credit of the Company, and all distributions of cash and other assets of the Company, whether distributions of cash flow, capital or otherwise, shall be allocated to the Members in accordance with their respective Percentage Interests. Distributions shall be made from time to time in such amounts as the Managers in the Managers’ sole discretion shall determine.

ARTICLE IV

MANAGEMENT AND OPERATION

Section 4.1. Management. (a) Joseph R. Wright, James W. Cuminale and Michael J. Inglese are hereby designated as managers of the Company, as such term is defined in the Act (each, a “Manager” and collectively, the “Managers”). Except as otherwise provided in this Agreement, each Manager shall have full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Company, to make all decisions regarding the same and to perform all other acts or activities customary or incident to the management of the Company’s business. All decisions arising out of the conduct of the Company’s business and all activities undertaken during the course of the Company’s business stated herein to be decided by the “Manager” shall be decided or approved by Joseph R. Wright, James W. Cuminale or Michael J. Inglese and any other person appointed from time to time as their replacement, successor or as additional Managers; provided, that, following the withdrawal, death, disability or bankruptcy of the Managers, decisions hereunder to be undertaken by such Managers shall be taken by the vote of a majority in Percentage Interest of the Members, subject to the operation of Article VI hereof.

(b) The Managers may be removed for any reason or no reason by the vote of a majority in Percentage Interest of the Members, and may delegate such of their duties and powers, in writing, as they see fit, in the exercise of their reasonable discretion, including the authorization of persons authorized from time to time to bind the Company in any matter, including under Section 7.1. Additionally, any person or persons authorized from time to time to exercise powers or to bind the Member shall similarly be authorized to exercise powers or to bind the Company and shall be considered for such purpose to be a Manager hereunder, but only with respect to those matters for which such persons are authorized to act for or on behalf of the Member.

Section 4.2. Indemnification. (a) The Managers shall not be liable, in damages or otherwise, to the Company or to any of the Members for any act or omission performed or omitted by the Managers pursuant to the authority granted by this Agreement, except if such act or omission results from gross negligence, willful misconduct or bad faith, provided, however, that the Managers shall at all times act under this Agreement in good faith. The Company shall save, indemnify, defend and hold harmless the Managers to the fullest extent permitted by the Act, including without limitation, from and against any and all claims or liabilities of any nature whatsoever, including, but not limited to, reasonable attorneys’ fees, arising out of or in connection with any action taken or omitted by the Managers pursuant to the authority granted by this Agreement, except where attributable to the gross negligence, willful misconduct or bad faith of the Managers or their employees or agents. The Managers shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any act or omission of the Managers in reliance on such advice shall in no event subject the Managers to liability to the Company or any Member. Notwithstanding anything to the contrary above the Managers shall not be exculpated or exonerated from liability or indemnified against loss for violations of applicable securities laws or for any other intentional or criminal wrongdoing.

(b) For the purposes of this Agreement, each Manager is expressly agreed to be a third-party beneficiary.

(c) The liability of the Company under this Section 4.2 is limited to the assets of the Company.

ARTICLE V

BOOKS AND REPORTS

Section 5.1. Books of Account. The Company shall maintain its books and records and shall determine all items of profits and losses and distributions on an accrual basis in accordance with principles applicable in determining taxable income or loss for U.S. federal income tax purposes for partnerships and consistent with accounting methods used by the Company in determining taxable income or loss for U.S. federal income tax purposes. The Company shall also keep all other records necessary or convenient to record the Company’s business and affairs and sufficient to record the determination and allocation of all profits, losses, distributions and other amounts as may be provided for herein.

Section 5.2. Reports. As soon as practicable after the end of each fiscal year, there shall be prepared and delivered to each Member a financial statement for the Company consisting of the following: (i) income statements and balance sheets for such fiscal year showing separately the computation of the profits or losses and (ii) the amount of the distributions to the Members and the effect of such distributions on the balance sheet of the Company and the capital accounts of each Member, and (iii) a report setting forth in sufficient detail all such information and data with respect to the business transactions effected by or involving the Company during such fiscal year as shall enable each Member to prepare its tax returns in accordance with all relevant laws, rules and regulations then prevailing.

Section 5.3. Access to Books. The books and records of the Company shall be available to each Member or their representatives for inspection and audit upon reasonable notice during normal business hours at the principal office of the Company. The Company shall cause the auditors to cooperate in such inspection and audit and to provide any of their work papers requested in connection therewith.

Section 5.4. Fiscal Year. The fiscal year of the Company shall end on the 31st day of December of each year.

ARTICLE VI

DISSOLUTION, LIQUIDATION, AND TERMINATION

Section 6.1. Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

(a) the unanimous written consent of the Members;

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 6.2. Liquidation and Termination. On dissolution of the Company, a majority of the Members shall appoint one or more persons as liquidators of the Company. The liquidators shall forthwith commence the winding up of the Company’s business and the liquidation of its property. All proceeds from the sale or disposition of the property of the Company shall, to the maximum extent permitted by law, be applied as follows:

(a) All of the Company’s debts and liabilities shall be paid and discharged in the order of priority provided by law; and

(b) The balance shall be distributed to the Members in accordance with their respective Percentage Interests.

The liquidator(s) may make distributions of the Company’s assets in kind. The choice of which, if any, Company assets are to be distributed in kind shall be within the sole discretion of the liquidator(s) and shall be binding upon all Members. Unless otherwise unanimously agreed by the Members, distributions of property in kind shall be shared by all the Members in accordance with their respective Percentage Interests. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator(s) shall continue to operate the Company properties with all the power and authority of the Managers hereunder.

Section 6.3. No Restoration of Negative Capital Accounts. Except as required under applicable laws of the State of Delaware, or in respect of any negative balance resulting from a distribution in contravention of this Agreement, at no time shall a Member with a negative balance in his capital account have any obligation to restore such negative balance.

Section 6.4. Cancellation of Filings. Upon completion of the distribution of Company assets as provided in Section 6.2 hereof, the Company is terminated, and the Managers shall file a certificate of cancellation with the Secretary of State of the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1. Power of Attorney. Each Member, by execution of this Agreement or a counterpart hereof, irrevocably constitutes and appoints each Manager, with full power of substitution, his agent and attorney-in-fact in his name, place and stead to make, execute, swear to, verify, acknowledge, amend, file, record, deliver and publish (a) any certificate of limited liability company or amendments to any certificate of limited liability company required to be filed on behalf of the Company pursuant to the Act, (b) a counterpart of any amendment to this Agreement for the purpose of substituting as a Member an assignee or assignees of a Member or for the purpose of admitting an additional Member, (c) a counterpart of this Agreement for the purpose of filing or recording such counterpart in any jurisdiction in which the Company may own property or transact business, (d) all certificates and other instruments necessary to qualify or continue the Company as a limited liability company in the jurisdictions where the Company may own property or transact business, (e) any other instrument which is now or which may hereafter be required by law to be filed on behalf of the Company which does not increase the obligations of any Member, and (f) any other certificates or instruments necessary, advisable or appropriate to conduct the business and affairs of the Company which do not increase the obligations of any Member. The power of attorney granted by this Section 7.1 is irrevocable and shall survive the assignment or transfer by any Member of all or any part of his interest in the Company and, being coupled with an interest, shall survive the incapacity or other legal disability of each such Member. Any person dealing with the Company may, without further inquiry, conclusively presume and rely upon the fact that any certificate or instrument described in this Section 7.1 and executed by such agent and attorney-in-fact is authorized, valid and binding.

Section 7.2. Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to applicable law or this Agreement shall be in writing and shall be given either (a) in person, (b) by United States mail, certified or registered, return receipt requested, postage prepaid, (c) by prepaid telegram, telex, cable, telecopy, or similar means (with signed confirmed copy to follow by mail in the same manner as prescribed by clause (b) above) or (d) by expedited delivery service (charges prepaid) with proof of delivery, to each Member entitled to receive such notice at his or her address as shown in the books and records of the Company.

Section 7.3. Amendment. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by a majority of the Members and a Manager; provided, that no amendment which adversely affects a Member shall be effective as to such Member without such Member’s written consent.

Section 7.4. Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior and contemporaneous contracts, understandings, negotiations and agreements with respect to the Company and the subject matter hereof, whether oral or written.

Section 7.5. Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Section 7.6. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement the date first set forth above.

MEMBER:

PANAMSAT CORPORATION

/s/ James W. Cuminale
By: James W. Cuminale
Its: Executive Vice President, Corporate Secretary and General Counsel